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                                                                    Exhibit 99.1


          Florida, New York, November 12, 1998 Big V Supermarkets, Inc., Florida, NY announces the resignation of Mr. Joseph Fisher as President and Chief Executive Officer, effective November 20, 1998. Mr. David Bronstein, Chairman of the Board of Big V Supermarkets, Inc., will assume his duties on an interim basis until a successor is appointed. Mr. Bronstein was the President and Chief Executive Officer prior to Mr. Fisher's appointment three years ago. The Company also announces the appointment of James A. Toopes, Jr., currently Executive Vice President-Finance, Administration and Corporate Development, to the additional position of Vice Chairman.

          Mr. Bronstein, in a statement, thanked Mr. Fisher for the contribution he has made to Big V's success and for developing the strong management team that has produced a record year.

     Big V Supermarkets, Inc. operates 32 supermarkets, principally under the ShopRite name, in the Hudson River Valley region of New York State, northeastern Pennsylvania and northwestern New Jersey. The Company is the largest member of Wakefern Food Corporation, the largest retailer-owned cooperative in the United States.
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CONTACT:       Big V Supermarkets, Inc., Florida, NY
               James A. Toopes, Jr.
               Vice Chairman and Executive Vice President-Finance
               Administration & Corporate Development
               914/651-4411